Exhibit 99.1



                Written Statement of the Chief Executive Officer

                         Pursuant to 18 U.S.C. ss.1350,

                      As Adopted Pursuant to Section 906 of

                         The Sarbanes-Oxley Act of 2002



     Solely for the purposes of complying with 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chairman and Chief Executive Officer of Hanger Orthopedic Group, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





/s/ Ivan R. Sabel

Ivan R. Sabel

March 25, 2003